Exhibit 10.5

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Fourth Amended and Restated Investors’ Rights Agreement (“Rights Agreement”) is entered into as of May 3, 2006 by and among SenoRx, Inc., a Delaware corporation (the “Company”), and certain holders of the Company’s capital stock (collectively, the “Investors”).

WHEREAS, the Company and certain of the Investors are parties to the Third Amended Investors’ Rights Agreement dated June 28, 2001, as later amended (the “Prior Agreement”);

WHEREAS, the Company and certain of the Investors are parties to Note Purchase Agreement dated as of even date herewith (the “Purchase Agreement”) by and among the Company and those Investors;

WHEREAS, the obligations of the Company and those Investors who are parties to the Purchase Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by the Company and the Investors; and

WHEREAS, the Company and the Investors desire to amend, restate, and replace in its entirety the Prior Agreement with this Agreement.

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b) “Holder” shall mean the Investors or other persons holding Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with Section 4(i) hereof.

(c) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold at least 30% of the Registrable Securities.

(d) “Major Stockholder” shall mean any holder of Common Stock or Preferred Stock, along with such holders permitted transferees or assignees, who own in the aggregate, beneficially or otherwise, at least 500,000 shares of Common Stock or Preferred Stock (or any combination thereof).

(e) “Preferred Stock” or “Shares” shall mean all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock.

(f) “Registrable Securities” means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock (the “Conversion Stock”) and (ii) any Common Stock of the Company issued or issuable with respect to, or in exchange for or in replacement of the Conversion Stock or other securities convertible into or exercisable for Preferred Stock upon any stock split, stock dividend, recapitalization, or similar event, provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities for the purposes of this Agreement

(A) if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) prior to the date such securities have been sold or are all available for immediate sale in the opinion of counsel to the Company in a transaction exempt from the prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed upon the consummation of such sale.

(g) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(h) “Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 4(a), 4(b) and 4(c) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursement of one counsel to the Holders, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(i) “Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 2(b) hereof.

(j) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(k) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

2. Transferability.

(a) Restrictions on Transferability. The Shares and the Registrable Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investors and the Holders will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares or the Registrable Securities held by such Investor or Holders to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

(b) Restrictive Legend. Each certificate representing (i) the Shares, (ii) the Registrable Securities and (iii) any other securities issued in respect of the Shares or the Registrable Securities upon any merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2(c) below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH

REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

The Investors and Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Registrable Securities in order to implement the restrictions on transfer established in this Section 2.

(c) Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2(c). Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by any Holder or Investor to any of its partners, members or retired partners or members, or to the estate of any of its partners, members or retired partners or members, (iii) a transfer to an affiliated fund, partnership or company, which is not a competitor of the Company, subject to compliance with applicable securities laws, or (iv) transfers in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder’s expense by either (i) a written opinion addressed to the Company of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2(b) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and in the reasonable opinion of the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

(d) Removal of Restrictions on Transfer of Securities. Any legend referred to in Section 2(b) hereof stamped on a certificate evidencing (i) the Shares, (ii) the Registrable Securities or (iii) any other securities issued in respect of the Shares or the Registrable Securities upon any merger, consolidation or similar event and the stock transfer instructions and record notations with respect to such security shall be removed and the Company shall issue a certificate without such legend to the holder of such security if such security is registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such security can be sold pursuant to Section (k) of Rule 144 under the Securities Act.

3. Information Rights.

(a) Delivery of Financial Statements. The Company shall deliver to each Major Stockholder:

(i) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 1999 a balance sheet, and statements of operations and cash flow for such fiscal year. Such year-end financial reports shall be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(ii) within thirty (30) days of the end of each month, an unaudited statement of operations and consolidated balance sheet for and as of the end of such month, in reasonable detail (including comparisons to the operating budget) and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes; and

(iii) such other information relating to the financial condition, business, prospects or corporate affairs as such person may from time to time reasonably request, provided, however, that the Company shall not be obligated to provide information which it deems in good faith to be proprietary (unless such Investor agrees to enter into a confidentiality agreement with the Company), immaterial, unreasonable, or unduly burdensome to provide.

(b) Provision of Information to Board of Directors. The Company shall deliver to each member of the Company’s Board of Directors:

(i) within thirty (30) days prior to the end of each fiscal year, an operating budget forecasting the Company’s revenues, expenses, and cash position on a month-to-month basis for the next fiscal year and any other budgets or revised budgets prepared by the Company; and

(ii) notification of material litigation;

(iii) copies of all filings made with the Securities and Exchange Commission, if any.

(c) Assignment of Rights to Financial Information. Subject to the limitations set forth in Section 3(a) the rights granted pursuant to Section 3(a) may be assigned or otherwise conveyed by the Holder or Holders or by any subsequent transferee to: (i) an investor who acquires at least 500,000 Shares or an equivalent amount of Registrable Securities (or a combination thereof), other than a competitor of the Company, as reasonably determined by the Board of Directors of the Company excluding any director with an interest in such transferee; (ii) a partner or member of a Holder who, together with such Holder, holds at least 500,000 Shares or an equivalent amount of

Registrable Securities (or a combination thereof); or (iii) an affiliate of a Holder/transferor who, together with such Holder, holds 500,000 Shares or an equivalent amount of Registrable Securities (or a combination thereof) and such affiliate is primarily engaged in the business of venture capital investment; provided, however, that the information rights set forth in Section 3(a) may be transferred to no more than five (5) affiliates by such Holder/transferor. In the event of a transfer of rights each such transferor shall provide written notice of such assignment or conveyance to the Company.

(d) Confidential Information. Each recipient of such information relating to the financial condition, business, prospects or corporate affairs of the corporation acknowledges that all such information is confidential information and that the release or disclosure of such information would materially and adversely effect the corporation. As such, each recipient represents and warrants that he, she or it, and/or any affiliate of such recipient, shall hold in trust and maintain the confidential nature of all such information.

(e) Termination of Information Rights. The obligation of the Company to provide the information set forth above in Section 3(a) shall terminate upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 under the Act, covering the offer and sale of the Company’s Common Stock to the general public resulting in gross proceeds to the Company of at least $20,000,000 (as appropriately adjusted for stock splits, stock dividends, combinations, reclassifications and similar events) (a “Qualified Public Offering”); or (ii) a merger, consolidation or sale of all or substantially all of the assets of the Company to another corporation, person, or entity which will result in the Company’s stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least fifty percent (50%) of the voting power of the surviving, continuing or purchasing entity.

4. Registration Rights.

(a) Requested Registration.

(i) Requested Registration. If the Company shall receive from Initiating Holders a written request that the Company file a registration statement for the shares of such Initiating Holders in which the anticipated aggregate proceeds of which net of underwriting discounts and commissions would equal or exceed: (i) $20,000,000 if no registered public offering has occurred or (ii) $5,000,000 if a registered public offering has occurred, the Company will:

(1) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders; and

(2) as soon as practicable and in any event within sixty (60) days, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company;

Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4(a):

a) Prior to the earlier of (i) date six (6) months following the effective date of the Company’s first registered public offering of its stock, pursuant to a firm commitment underwritten offering or (ii) December 31, 2002;

b) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

c) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan, in which case there shall be no such limitation on the Company’s obligation, or with respect to the Company’s first registered public offering of its stock in which case the period shall end on the date six (6) months following the effective date), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

d) After the Company has effected two (2) such registrations pursuant to this Section 4(a)(i) and such registrations have been declared or ordered effective and the securities offered thereunder have been sold; and

e) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under this Section 4(a) shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

Subject to the foregoing clauses (a) through (e), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable and in any event within sixty (60) days after receipt of the request or requests of the Initiating Holders.

(ii) Underwriting. In the event that a registration pursuant to Section 4(a) is for a registered public offering involving an underwriting the Company shall so advise the Holders as part of the notice given pursuant to Section 4(a)(i)(1). In such event, the right of any Holder to registration pursuant to Section 4(a) shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 4(a), and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter of recognized national standing selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders proposing to distribute their securities through such underwriting. Notwithstanding any other provision of this Section 4(a), if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such registration; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from such underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

(b) Company Registration.

(i) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction, (iii) a registration relating to a Qualified Public Offering or (iv) a registration pursuant to Section 4(a) hereof, the Company will:

(1) promptly give to each Holder written notice thereof; and

(2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 10 days after receipt of such written notice from the Company, by any Holder.

(ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4(b)(i)(1). In such event the right of any Holder to registration pursuant to Section 4(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 4(b), if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting; provided, however, that no such reduction shall reduce the number of shares of Registrable Securities included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the first registered public offering of the Company’s stock and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities may be excluded if the underwriters make the determination described above. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest 100 shares.

If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities and/or securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

(iii) Right To Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4(b) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4(d) hereof.

(c) Registration on Form S-3.

(i) If Holders of at least one percent (1%) of Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short form registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which net of underwriting discounts and commissions, would exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such

Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than five (5) registrations (which have been declared effective and pursuant to which all securities registered thereunder have been sold) pursuant to this Section 4(c) or more than one such registration in any six (6) month period. After the Company’s first public offering of its securities, the Company will use its best efforts to qualify for Form S-3 registration or a similar short-form registration. The provisions of Section 4(a)(ii) shall be applicable to each registration initiated under this Section 4(c).

(ii) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 4(c): (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering solely to employees); (iii) during the period starting with the date ninety (90) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for registration statements to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

(d) Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 4(a), 4(b) and the first five (5) such registrations pursuant to Section 4(c) shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered. Notwithstanding the foregoing sentence, if a registration proceeding begun pursuant to Section 4(a) or 4(c) is subsequently withdrawn by the Holders, either (a) if Holders of all of the Registrable Securities to have been registered agree, then the Holders of the Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered, or (b) if all such Holders do not agree, then the Holders will forfeit their right to one registration pursuant to such section, and the Company shall bear such Registration Expenses. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said Registration Expenses or to forfeit the right to one demand registration and the Company shall pay the same.

(e) Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 4, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

(i) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed;

(ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(iv) Furnish, at the request of any Holder requesting registration of Registrable Securities on the date such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 4(e), (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

(v) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therein or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(vi) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(vii) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred eighty (180) days;

(viii) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(ix) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(f) Indemnification.

(i) The Company will indemnify each Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 4, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

(ii) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and legal counsel and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein, unless such liability resulted from willful misconduct by such Holder. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 4 providing for any indemnification or contribution on the part of such Holder greater than the Holder’s obligations under this Section 4(f)(ii).

(iii) Each party entitled to indemnification under this Section 4(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(iv) If the indemnification provided for in this Section 4(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder exceed the net proceeds to such Holder of Registrable Securities as contemplated herein, unless such liability resulted from willful misconduct by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge and access to information.

(v) The obligations of the Company and Holders under this Section 4(f) shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4, and otherwise.

(g) Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 4.

(h) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

(i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended;

(ii) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

(iii) Furnish to the Investor, so long as such Investor owns any Restricted Securities, forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration; and

(iv) Take such actions as are necessary to enable the Holders to utilize Form S-3 pursuant to Section 4(c) for the sale of Registrable Securities; and

(i) Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 4(a), 4(b) and 4(c) may be assigned by a Holder to (i) a transferee or assignee who acquires at least (or after such transfer will hold an aggregate of) 500,000 shares of Registrable Securities, (ii) to another Holder of Registrable Securities who already possesses registration rights, (iii) to a transferee or assignee acquiring ten percent (10%) or more of the outstanding stock of the Company, or (iv) to an affiliated limited partnership, a limited partner, a member or general partner or other affiliates of an Investor; provided, however, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. Notwithstanding the above, such rights may be assigned by a Holder to a limited partner, general partner, member or other affiliate of an Investor (the “Transferee”) regardless of the number of shares acquired by such Transferee.

(j) Standoff Agreement. Each Holder agrees, in connection with the Company’s initial public offering of the Company’s securities, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, (i) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters; provided, that the officers, directors and one percent (1%) security holders of the Company who own stock of the Company also agree to such restrictions and (ii) to execute any agreement reflecting (i) above as may be requested by the underwriters at the time of the initial public offering.

(k) Termination of Registration Rights. No stockholder shall be entitled to exercise any right provided for in this Section 4 after five (5) years following the consummation of the sale of Common Stock pursuant to a registration statement filed by the Company under the Securities Act in connection with the initial firm commitment underwritten offering of its securities to the general public which results in the conversion of the Preferred Stock into Common Stock in accordance with the Company’s Amended and Restated Certificate of Incorporation as in effect at the time of the offering.

5. Investors’ Right of First Offer

(a) Right of First Offer Upon Issuances of Securities by the Company.

(i) The Company hereby grants, on the terms set forth in this Section 5(a), to each Investor who holds at least 500,000 Shares or equivalent shares of Registrable Securities (or any combination thereof) the right of first offer to purchase all or any part of such Investor’s pro rata share of the New Securities (as defined in Section 5(a)(ii) which the Company may, from time to time, propose to sell and issue. The Investors may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The pro rata share of each Investor, for purposes of this right of first refusal, is (except as set forth in paragraph 5(a)(v) below) the ratio of the total number of shares of Common Stock held by such Investor, including any shares of Common Stock into which shares of Preferred Stock held by such Investor are convertible, to the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of Preferred Stock are convertible).

(1) “New Securities” shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that “New Securities” does not include (i) the Shares purchased under the Purchase Agreement or the Conversion Stock, (ii) shares of Series A Preferred Stock or Series B Preferred Stock or Common Stock issuable upon conversion thereof outstanding as of the date hereof, (iii) all shares of Common Stock, options, warrants and the Common Stock issuable upon the exercise thereof issued and outstanding on the date hereof; (iv) all shares of Common Stock into which the shares of Preferred Stock are convertible; (v) up to 3,616,406 shares of Common Stock or other securities (including, but not limited to, options to purchase Common Stock or any other securities) or warrants issuable to employees, officers, consultants or directors of, or licensors of technology to, the Company, under any agreement, arrangement or plan, including any incentive stock plan, approved by the Board of Directors of the Company, or such additional shares, options, warrants, or other securities (including, but not limited to, options to purchase Common Stock or any other securities) issuable to employees, officers, consultants or directors of, or licensors of technology to, the corporation, under any agreement, arrangement or plan, including any incentive stock plan, approved by a majority of the Preferred Directors; (vi) all shares of Common Stock or other securities, or options or warrants to purchase Common Stock or any such other securities issued or to be issued to suppliers, lessors or lenders to the Company, pursuant to any plan or arrangement approved by the Board of Directors of the Company and a majority of the Preferred Directors; (vii) up to 23,755,471 shares of Series C Preferred Stock or the Common Stock issuable upon conversion thereof; and (viii) up to $8,000,000.00 in convertible promissory notes or the Common Stock issuable upon conversion thereof.

(ii) In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Investors written notice (the “Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and a statement as to the number of days from receipt of such Notice within which the Investors must respond to such Notice. The Investors shall have thirty (30) days from the date of receipt of the Notice to purchase any or all of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms, or in any event no later than thirty (30) days after the date of receipt of the Notice.

(iii) In the event the Investors fail to exercise in full the right of first offer within said thirty (30) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from date of said agreement) to sell the New Securities respecting which the Investors’ rights were not exercised, at a price and upon general terms no more favorable to the Investors thereof than specified in the Notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

(iv) The right of first offer granted under this Section 5(a) shall expire upon:

(1) the date upon which a registration statement filed by the Company under the Securities Act (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) in connection with a Qualified Public Offering first becomes effective and the securities registered thereunder are sold; or

(2) for each Investor or Holder the date on which such Investor or Holder, together with its affiliates, no longer holds at least 500,000 Shares or equivalent shares of Registrable Securities (or any combination thereof).

(v) The right of first offer granted under this Section 5(a) is assignable by an Investor or Holder to any transferee of at least 500,000 Shares or equivalent number of shares of Registrable Securities (or any combination thereof).

6. Covenants of the Company. The Company hereby covenants to the Investors the following:

(a) The Board shall meet not less frequently than quarterly until otherwise agreed by Investors holding at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Preferred Stock. The documented reasonable travel expenses of the directors incurred in attending Board meetings shall be paid or reimbursed promptly by the Company. The Company shall prepare and submit to the Board for review ninety (90) days prior to the end of each fiscal year a preliminary operating budget and plan respecting the next fiscal year.

7. General Provisions.

(a) Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the shares of the Registrable Securities issued or issuable upon conversion of the Preferred Stock of the Company; provided however that any purchaser of Series C Preferred Stock may be made a party to this Agreement without necessitating further amendment hereto. Any amendment or waiver effected in accordance with this Section 8(a) shall be binding upon each holder of any Shares or Registrable Securities purchased under this Agreement at the time outstanding, each future holder of all such securities and the Company.

(b) Amendment and Restatement. This Amendment hereby amends and restates the Prior Agreement and shall be effective upon the execution of this Agreement by the Company and the holders of a majority of the shares of Registrable Securities.

(c) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

(d) Successors and Assigns. Except as otherwise expressly provided, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties.

(e) Severability. In case any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be unenforceable, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

(f) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or facsimile to the party to be notified or forty-eight (48) hours after deposit with the United States Post Office, by first class mail, postage prepaid, addressed: (a) if to the Investors, at the Investors’ address as set forth on the signature page, or at such other address as the Investors shall have furnished to the Company in writing, or (b) if to the Company, at its current address or at such other address as the Company shall have furnished to the Investors in writing.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which together shall constitute one instrument.

(h) Aggregation of Stock. All Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

IN WITNESS WHEREOF, this Fourth Amended and Restated Investors’ Rights Agreement has been executed as of the date first above written.

COMPANY:

SENORX, INC.

By:	/s/ Lloyd Malchow
Lloyd Malchow, President and Chief Executive Officer

SenoRx, Inc.

Fourth Amended and Restated Investors’ Rights Agreement

INVESTORS:
MPM BIOVENTURES II, L.P.

By: MPM Asset Management II, L.P., its General Partner
By: MPM Asset Management II LLC, its General Partner

By:	/s/ Kurt Wheeler
Kurt Wheeler, Managing Member

MPM BIOVENTURES II-QP, L.P.

By: MPM Asset Management II, L.P., its General Partner
By: MPM Asset Management II LLC, its General Partner

By:	/s/ Kurt Wheeler
Kurt Wheeler, Managing Member

MPM BIOVENTURES GMBH & CO. PARALLEL-BETEILIGUNGS KG

By: MPM Asset Management II, L.P., in its capacity as the Special Limited Partner
By: MPM Asset Management II LLC, its General Partner

By:	/s/ Kurt Wheeler
Kurt Wheeler, Managing Member

MPM ASSET MANAGEMENT INVESTORS 2001 LLC

By:	/s/ Kurt Wheeler
Kurt Wheeler, Managing Member

SenoRx, Inc.

Fourth Amended and Restated Investors’ Rights Agreement

DOMAIN PARTNERS IV, L.P.
By:	One Palmer Square Associates IV, L.L.C.
its General Partner

By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker
Managing Member

DP IV ASSOCIATES, L.P.
By:	One Palmer Square Associates IV, L.L.C.
its General Partner

By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker
Managing Member

SenoRx, Inc.

Fourth Amended and Restated Investors’ Rights Agreement

MEDICUS VENTURE PARTNERS X A California Limited Partnership

By:	Medicus Management Partners, General Partner

By:	/s/ Fred Dotzler
Frederick J. Dotzler, General Partner

/s/ Fred Dotzler
Frederick J. Dotzler

SenoRx, Inc.

Fourth Amended and Restated Investors’ Rights Agreement

De Novo Ventures I, LP

By:	De Novo Management LLC
Its General Partner

By:	/s/ Fred Dotzler
Fred Dotzler
Managing Director

De Novo (Q) Ventures I, LP

By:	De Novo Management LLC
Its General Partner

By:	/s/ Fred Dotzler
Fred Dotzler
Managing Director

SenoRx, Inc.

Fourth Amended and Restated Investors’ Rights Agreement

/s/ Lloyd Malchow
Lloyd Malchow

SenoRx, Inc.

Fourth Amended and Restated Investors’ Rights Agreement

HUTTON LIVING TRUST

By:	/s/ Wende Hutton

Name:

Title:

SenoRx, Inc.

Fourth Amended and Restated Investors’ Rights Agreement

EXHIBIT A

SCHEDULE OF INVESTORS

Name and Address

MPM BIOVENTURES II, L.P.

One Cambridge Center, 9th Floor,

Cambridge, MA 02142

Attn: Kurt Wheeler

MPM BIOVENTURES II-QP, L.P.

One Cambridge Center, 9th Floor,

Cambridge, MA 02142

Attn: Kurt Wheeler

MPM BIOVENTURES GMBH & CO. PARALLEL-BETEILIGUNGS KG

One Cambridge Center, 9th Floor,

Cambridge, MA 02142

Attn: Kurt Wheeler

MPM ASSET MANAGEMENT INVESTORS 2001 LLC

One Cambridge Center, 9th Floor,

Cambridge, MA 02142

Attn: Kurt Wheeler

THE CIT GROUP/VENTURE CAPITAL, INC.

44 Whippany Road, Suite 140

Morristown, NJ 07960

Attn: James Glasheen

DOMAIN ASSOCIATES IV, L.P.

One Palmer Square

Princeton, NJ 08542

Attn: Kathleen K. Schoemaker

DP IV ASSOCIATES, L.P.

One Palmer Square

Princeton, NJ 08542

Attn: Kathleen K. Schoemaker

SenoRx, Inc.

Fourth Amended and Restated Investors’ Rights Agreement

MEDICUS VENTURE PARTNERS X

2882 Sand Hill Road

Suite 116

Menlo Park, CA 94025

Attn: Fred Dotzler

MAYFIELD IX

2800 Sand Hill Road

Suite 250

Menlo Park, CA 94025

Attn: Wende Hutton

MAYFIELD ASSOCIATES FUND IV

2800 Sand Hill Road

Suite 250

Menlo Park, CA 94025

Attn: Wende Hutton

Lloyd Malchow

28481 Via Mambrino

San Juan Capistrano, CA 92675

David Kelter

11430 Meadow Grass Lane

San Diego, CA 92128

Adam Ventures L.P.

650 Page Mill Road

Palo Alto, CA 94036

Michael Fenoglio

1601 E. 19th Avenue

Suite 4500

Denver, CO 80218

Phillip Z. Israel

The Breast Center

702 Canton Road

Marietta, GA 30060

Roger Jackman

Palo Alto Medical Foundation

Department of Radiology

300 Homer Avenue

Palo Alto, CA 94301

SenoRx, Inc.

Fourth Amended and Restated Investors’ Rights Agreement

William McMurray Family Trust U/A dtd 5/8/91

15418 Sutton Street

Sherman Oaks, CA 91403

Morgan Nields

12300 N. Grant Street

Denver, CO 80241

RIA Partners

3333 South Bannock, Ste. 600

Englewood, CO 80110

Attn: Jeff Morey

Nancy Rochford and Kaukab N. Chaudhry

114 E. 90th Street

New York, NY 10128

Frederick J. Dotzler

19438 Burgundy Way

Saratoga, CA 95070

VENTURE LENDING & LEASING IV, LLC

2010 North First Street

Suite 310

San Jose, CA 95131

Hutton Living Trust

2 Santiago Avenue

Atherton, CA 94027

SenoRx, Inc.

Fourth Amended and Restated Investors’ Rights Agreement